Exhibit 99.1

World Fuel Services Corporation Reports Second Quarter Results

MIAMI--(BUSINESS WIRE)--August 1, 2012--World Fuel Services Corporation (NYSE:INT), a leading global fuel logistics company, principally engaged in the marketing, sale and distribution of aviation, marine and land fuel products and related services, today reported second quarter net income of $48.6 million or $0.68 diluted earnings per share compared to $50.2 million or $0.70 diluted earnings per share in the second quarter of 2011. Non-GAAP net income and diluted earnings per share for the second quarter, which exclude share-based compensation and amortization of acquired intangible assets, were $52.8 million and $0.74, respectively, compared to $57.7 million or $0.81 in 2011.

“We are pleased with our second quarter performance, which demonstrates the effectiveness of our multi-faceted business model,” stated Michael J. Kasbar, president and chief executive officer of World Fuel Services Corporation. “We remain optimistic about our ability to deliver on our long-term growth strategy.”

The company’s marine segment generated gross profit of $51.7 million, a decrease of approximately $3.3 million or 6% sequentially, but an increase of $1.1 million or 2% year-over-year. Our aviation segment generated gross profit of $69.2 million in the second quarter of 2012, an increase of $4.3 million or 7% sequentially, but a decrease of $12.9 million or 16% year-over-year. The company’s land segment posted gross profit of $51.2 million, an increase of $14 million or 38% sequentially and $18.8 million or 58% year-over-year.

“The strength of our balance sheet remains a key differentiator for us in the current market environment,” said Ira M. Birns, executive vice president and chief financial officer. “Our solid liquidity profile should enable us to continue investing in organic and external growth opportunities, while we continue to maintain strong operating expense disciplines.”

Non-GAAP Financial Measures

This press release includes selected financial information that has not been prepared in accordance with accounting principles generally accepted in the United States (“GAAP”). This information includes non-GAAP net income and non-GAAP diluted earnings per share. The non-GAAP financial measures exclude costs associated with share-based compensation and amortization of acquired intangible assets, primarily because we do not believe they are reflective of the company’s core operating results. We believe that these non-GAAP financial measures, when considered in conjunction with our financial information prepared in accordance with GAAP, are useful for investors to evaluate our core operating results and trends.

Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information prepared in accordance with GAAP. In addition, our presentation of non-GAAP net income and non-GAAP diluted earnings per share may not be comparable to the presentation of such metrics by other companies. Investors are encouraged to review the reconciliation of these non-GAAP measures to their most directly comparable GAAP financial measure. A reconciliation of GAAP to non-GAAP results has been provided in the financial statement tables included in this press release.

Information Relating to Forward-Looking Statements

With the exception of historical information in this news release, this document includes forward-looking statements that involve risks and uncertainties, including, but not limited to, quarterly fluctuations in results, the creditworthiness of customers and counterparties and our ability to collect accounts receivable, fluctuations in world oil prices or foreign currency, changes in political, economic, regulatory, or environmental conditions, adverse conditions in the markets or industries in which we or our customers operate, our failure to effectively hedge certain financial risks associated with the use of derivatives, non-performance by counterparties or customers on derivatives contracts, the integration of acquired businesses, uninsured losses, our ability to retain and attract senior management and other key employees and other risks detailed from time to time in the company’s Securities and Exchange Commission filings. Actual results may differ materially from any forward-looking statements set forth herein.

About World Fuel Services Corporation

Headquartered in Miami, Florida, World Fuel Services is a leading global fuel logistics company, principally engaged in the marketing, sale and distribution of aviation, marine and land fuel products and related services on a worldwide basis. World Fuel Services sells fuel and delivers services to its clients at 6,000 locations in more than 200 countries and territories worldwide.

The company's global team of market makers provides deep domain expertise in all aspects of aviation, marine and land fuel management. Aviation customers include commercial airlines, cargo carriers, private aircraft and fixed base operators (FBO’s), as well as the United States and foreign governments. World Fuel Services' marine customers include international container and tanker fleets, cruise lines and time-charter operators, as well as the United States and foreign governments. Land customers include petroleum distributors, retail petroleum operators, and industrial, commercial and government accounts. For more information, call 305-428-8000 or visit www.wfscorp.com.

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE DATA)

	For the Three Months ended		For the Six Months ended
	June 30,		June 30,
	2012	2011	2012	2011

Revenue	$9,618,797	$8,708,709	$19,097,852	$15,788,115
Cost of revenue	9,446,674	8,543,607	18,768,494	15,486,245

Gross profit	172,123	165,102	329,358	301,870

Operating expenses:
Compensation and employee benefits	56,183	54,877	110,710	101,946
Provision for bad debt	641	3,531	782	4,327
General and administrative	42,941	40,591	86,252	73,969

Total operating expenses	99,765	98,999	197,744	180,242

Income from operations	72,358	66,103	131,614	121,628
Non-operating expenses, net	(5,525)	(4,381)	(9,620)	(7,834)

Income before income taxes	66,833	61,722	121,994	113,794
Provision for income taxes	11,951	11,049	18,566	21,464

Net income including noncontrolling interest	54,882	50,673	103,428	92,330
Net income attributable to noncontrolling interest	6,282	470	8,413	1,018

Net income attributable to World Fuel	$48,600	$50,203	$95,015	$91,312

Basic earnings per common share	$0.68	$0.71	$1.34	$1.30

Basic weighted average common shares	71,173	70,856	71,083	70,400

Diluted earnings per common share	$0.68	$0.70	$1.32	$1.28

Diluted weighted average common shares	71,767	71,558	71,773	71,299

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(UNAUDITED - IN THOUSANDS)

	As of
	June 30,	December 31,
	2012	2011

Assets:
Current assets:
Cash and cash equivalents	$136,676	$205,415
Accounts receivable, net	2,124,645	2,160,561
Inventories	557,390	472,584
Prepaid expenses and other current assets	478,134	283,667

Total current assets	3,296,845	3,122,227

Property and equipment, net	92,597	90,710

Goodwill, identifiable intangible and non-current other assets	498,452	484,309

Total assets	$3,887,894	$3,697,246

Liabilities and equity:
Liabilities:
Current liabilities:
Short-term debt	$23,780	$17,800
Accounts payable	1,774,508	1,739,678
Accrued expenses and other current liabilities	289,456	268,664

Total current liabilities	2,087,744	2,026,142

Long-term debt	308,212	269,348
Other long-term liabilities	52,870	55,038
Total liabilities	2,448,826	2,350,528

Equity:
World Fuel shareholders' equity	1,418,218	1,332,961
Noncontrolling interest equity	20,850	13,757
Total equity	1,439,068	1,346,718

Total liabilities and equity	$3,887,894	$3,697,246

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED - IN THOUSANDS)

	For the Three Months ended		For the Six Months ended
	June 30,		June 30,
	2012	2011	2012	2011

Cash flows from operating activities:
Net income including noncontrolling interest	54,882	$50,673	103,428	$92,330
Adjustments to reconcile net income including
noncontrolling interest to net cash (used in) provided by
operating activities:
Depreciation and amortization	8,009	10,573	17,668	18,740
Provision for bad debt	641	3,531	782	4,327
Share-based payment award compensation costs	3,053	2,793	5,957	5,658
Other	(9,794)	4,948	(1,023)	3,880
Change in cash collateral deposits held by financial counterparties	(139,637)	1,449	(128,058)	(650)
Changes in other assets and liabilities, net of acquisitions	(22,869)	(67,180)	(55,677)	(261,984)
Total adjustments	(160,597)	(43,886)	(160,351)	(230,029)
Net cash (used in) provided by operating activities	(105,715)	6,787	(56,923)	(137,699)

Cash flows from investing activities:
Acquisitions and other investments, net of cash acquired	(28,948)	(39,013)	(29,038)	(106,013)
Capital expenditures	(5,619)	(4,766)	(9,567)	(7,394)
Other	115	-	-	-
Net cash used in investing activities	(34,452)	(43,779)	(38,605)	(113,407)

Cash flows from financing activities:
Borrowings of debt, net	39,085	92,340	37,593	131,877
Dividends paid on common stock	(2,686)	(2,696)	(5,350)	(5,294)
Other	(952)	3,236	(5,947)	(265)
Net cash provided by financing activities	35,447	92,880	26,296	126,318

Effect of exchange rate changes on cash and
cash equivalents	(1,197)	473	493	1,630

Net (decrease) increase in cash and cash equivalents	(105,917)	56,361	(68,739)	(123,158)

Cash and cash equivalents, as of beginning of period	242,593	93,374	205,415	272,893

Cash and cash equivalents, as of end of period	$136,676	$149,735	$136,676	$149,735

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL MEASURES
(UNAUDITED - IN THOUSANDS, EXCEPT PER SHARE DATA)

	For the Three Months ended		For the Six Months ended
	June 30,		June 30,
	2012	2011	2012	2011

Non-GAAP financial measures and reconciliation:

GAAP net income attributable to World Fuel	$48,600	$50,203	$95,015	$91,312
Share-based compensation expense, net of taxes	2,107	1,879	4,108	3,888
Intangible asset amortization expense, net of taxes	2,118	5,571	6,584	9,233
Non-GAAP net income attributable to World Fuel	$52,825	$57,653	$105,707	$104,433

GAAP diluted earnings per common share	$0.68	$0.70	$1.32	$1.28
Share-based compensation expense, net of taxes	0.03	0.03	0.06	0.05
Intangible asset amortization expense, net of taxes	0.03	0.08	0.09	0.13
Non-GAAP diluted earnings per common share	$0.74	$0.81	$1.47	$1.46

WORLD FUEL SERVICES CORPORATION AND SUBSIDIARIES
BUSINESS SEGMENT INFORMATION
(UNAUDITED - IN THOUSANDS)

		For the Three Months ended		For the Six Months ended
		June 30,		June 30,
		2012	2011	2012	2011
Revenue:
	Aviation segment	$3,547,871	$3,364,829	$6,959,418	$6,011,421
	Marine segment	3,767,144	3,532,983	7,671,335	6,532,402
	Land segment	2,303,782	1,810,897	4,467,099	3,244,292
		$9,618,797	$8,708,709	$19,097,852	$15,788,115

Gross profit:
	Aviation segment	$69,171	$82,027	$134,085	$152,155
	Marine segment	51,748	50,674	106,825	90,889
	Land segment	51,204	32,401	88,448	58,826
		$172,123	$165,102	$329,358	$301,870

Income from operations:
	Aviation segment	$25,960	$37,624	$52,793	$75,794
	Marine segment	27,931	25,763	55,376	43,118
	Land segment	28,352	14,026	44,552	24,689
		82,243	77,413	152,721	143,601
	Corporate overhead - unallocated	9,885	11,310	21,107	21,973
		$72,358	$66,103	$131,614	$121,628

CONTACT:
World Fuel Services Corporation
Ira M. Birns, 305-428-8000
Executive Vice President & Chief Financial Officer